UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 3, 2010

CHIMERA INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 3, 2010, Chimera Investment Corporation (the “Company”) entered into an underwriting agreement with its manager, Fixed Income Discount Advisory Company (“FIDAC”) and Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and RCap Securities, Inc. (collectively, the “Underwriters”), relating to the sale of 125,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and the grant of an option for an additional 18,750,000 shares of Common Stock to the Underwriters solely to fulfill over-allotment (the “Public Offering”). The Public Offering is expected to close on November 8, 2010.

The aggregate net proceeds of the Public Offering, excluding the proceeds the Company may obtain from the exercise of the over-allotment option, to the Company (after deducting estimated expenses) are estimated to be approximately $474.8 million.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2010, the Company filed an amendment to its articles of incorporation (the “Articles of Amendment”) with the Maryland State Department of Assessments and Taxation. The Articles of Amendment were approved by the requisite vote of the Company’s board of directors on October 25, 2010 and were effective November 3, 2010. The Company’s board of directors, without any action by the stockholders of the Company, may amend the Company’s articles of incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has authority to issue.

The Company’s articles of incorporation previously allowed the Company to issue up to a total of 1,100,000,000 shares of capital stock, par value $0.01 per share. As of November 1, 2010, the Company had 883,168,113 shares of common stock issued and outstanding. To retain the ability to issue additional shares of capital stock, the Company has increased the number of shares it is authorized to issue to 1,600,000,000 shares of stock, consisting of 1,500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share.

A copy of the Articles of Amendment is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1	Underwriting Agreement, dated November 3, 2010, between the Company, FIDAC and the Underwriters.

3.1	Articles of Amendment of Chimera Investment Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

By:	/s/ A. Alexandra Denahan

Name: A. Alexandra Denahan
Title: Chief Financial Officer

Date: November 5, 2010